    As filed with the Securities and Exchange Commission on March 31, 2000

                              Registration No. 333-
                              ---------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ASK JEEVES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                    7375                94-3334199
           ----------------------------------------------------------
     (State of Incorporation) (Primary Standard Industrial) (I.R.S. Employer
                 Classification Code Number Identification No.)

                          5858 HORTON STREET, SUITE 350
                          EMERYVILLE, CALIFORNIA 94608
                          ----------------------------
                    (Address of principal executive offices)

                           1996 EQUITY INCENTIVE PLAN
                          1998-A DIRECT HIT STOCK PLAN
                     1999 NON-OFFICER EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                ROBERT W. WRUBEL
                             CHIEF EXECUTIVE OFFICER
                                ASK JEEVES, INC.
                          5858 HORTON STREET, SUITE 350
                          EMERYVILLE, CALIFORNIA 94608
                                 (510) 985-7400
                                 --------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                          SUZANNE SAWOCHKA HOOPER, ESQ.
                             MICHAEL L. WEINER, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                        PALO ALTO, CALIFORNIA 94306-2155
                                 (650) 843-5000

                         CALCULATION OF REGISTRATION FEE

                                                       PROPOSED MAXIMUM           PROPOSED MAXIMUM
TITLE OF SECURITIES               AMOUNT TO BE        EXERCISE PRICE PER         AGGREGATE EXERCISE            AMOUNT OF
TO BE REGISTERED                   REGISTERED              SHARE(1)                   PRICE(1)              REGISTRATION FEE
                                   ----------              -------                    --------              ----------------
Common Stock ($ .001 par value)      5,933,666    (SEE NOTE TO CALCULATION         $248,861,188               $   65,700
                                    ----------                                     ---------------            -----------
                                                  OF REGISTRATION FEE

     (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1). The price per share and aggregate exercise price are based upon (a) the exercise prices of (i) options to purchase 2,808,606 shares of the Registrant's Common Stock at a weighted average exercise price of $3.37 per share pursuant to the 1996 Equity Incentive Plan, (ii) options to purchase 321,610 shares of the Registrant's Common Stock at a weighted average exercise price of $9.08 per share pursuant to the 1998-A Direct Hit Stock Plan, and (iii) options to purchase 1,003,900 shares of the Registrant's Common Stock at a weighted average exercise price $105.65 per share pursuant to the 1999 Non-Officer Equity Incentive Plan; and (b) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market on March 29, 2000, for 1,799,460 shares reserved for future issuance pursuant to the option plans listed above (pursuant to Rule 457(c) of the Securities Act of 1933, as amended).

                              FEE CALCULATION TABLE

                      TITLE OF SHARES                   NUMBER OF SHARES        WEIGHTED AVERAGE          AGGREGATE
                      ---------------                   ----------------
                                                                                  EXERCISE PRICE     EXERCISE PRICE
                                                                                  --------------     --------------
                      SHARES ISSUABLE PURSUANT                 2,808,606                   $3.37      $   9,465,765
                      TO ISSUED STOCK OPTIONS
                      PURSUANT TO THE 1996
                      EQUITY INCENTIVE PLAN

                      SHARES ISSUABLE PURSUANT TO                321,610                   $9.08      $   2,920,219
                      ISSUED STOCK OPTIONS
                      PURSUANT TO THE 1998-A
                      DIRECT HIT STOCK PLAN

                      SHARES ISSUABLE PURSUANT                 1,003,990                 $105.65    $   106,068,337
                      TO ISSUED STOCK OPTIONS
                      PURSUANT TO THE 1999
                      NON-OFFICER EQUITY
                      INCENTIVE PLAN

                      SHARES RESERVED FOR FUTURE                 803,450                  $72.47    $    58,226,022
                      ISSUANCE PURSUANT TO THE
                      1996 EQUITY INCENTIVE PLAN

                      SHARES RESERVED FOR FUTURE                 996,010                  $72.47    $    72,180,895
                      ISSUANCE PURSUANT TO THE
                      1999 NON-OFFICER EQUITY
                      INCENTIVE PLAN

                      TOTAL                                    5,933,666                            $   248,861,188
                      -----                                   ----------                            ---------------

                                     PART II

ITEM 3: INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Ask Jeeves, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act.");

               (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the year ended December 31, 1999; and

               (c) The description of the Company's Common Stock which is contained in the registration statement on Form 8-A filed under the Exchange Act on June 28, 1999, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4: DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5: INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify other officers to the fullest extent permitted by law. Under its Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party and to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violation of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions that are in some respects broader than the specific indemnification provisions contained in Delaware law.

The Company maintains a policy providing directors' and officers' liability insurance, which insures directors and officers of the Company in certain circumstances with a liability limit of $15,000,000 per claim and in the aggregate, subject to varying retentions. This coverage is on a claims made basis.

ITEM 7: EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8: EXHIBITS

EXHIBIT
NUMBER                DESCRIPTION
4.1*                  Certificate of Incorporation of the Registrant.

4.2*                  Bylaws of the Registrant.

5.1                   Opinion of Cooley Godward LLP.

23.1                  Consent of Ernst & Young LLP, Independent Auditors.

23.2                  Consent of PricewaterhouseCoopers LLP.

23.4 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1                  Power of Attorney is contained on the signature page II-1.

99.1                  1996 Equity Incentive Plan.

99.2                  Form of Option Agreement for the 1996 Equity Incentive
                      Plan.

99.3                  1998-A Direct Hit Stock Plan.

99.4                  Form of Option Agreement for the 1998-A Direct Hit Stock
                      Plan.

99.5                  1999 Non-Officer Equity Incentive Plan.

99.6                  Form of Option Agreement for the 1999 Non-Officer Equity
                      Incentive Plan.

-------------------------------
  * Previously filed with Registrant's S-1 Registration Statement
    No. 333-77539.

 ** Previously filed with Registrant's S-1 Registration Statement
    No. 333-95691.

*** Previously filed with Registrant's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on February 14, 1999.

ITEM 9: UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on March 30, 2000.

                                ASK JEEVES, INC.




                      BY: /s/ Christine M. Davis
                          ---------------------------------
                           Christine M. Davis
                           Vice President and Corporate Controller

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Wrubel, Christine M. Davis and Cynthia Pevehouse, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                            TITLE                                              DATE
/s/ Robert W. Wrubel                           Chief Executive Officer and Director                 March 30, 2000
------------------------------                 (Principal Executive Officer and
Robert W. Wrubel                               Principal Financial Officer)

/s/ Christine M. Davis                         Vice President and Corporate Controller              March 30, 2000
------------------------------                 (Principal Accounting Officer)
Christine M. Davis

/s/ Roger A. Strauch                           Chairman of the Board                                March 30, 2000
------------------------------
Roger A. Strauch

/s/ A. George Skip Battle                      Director                                             March 30, 2000
------------------------------
A. George Skip Battle

                                    II-1


/s/ Garrett Gruener                            Director                                             March 30, 2000
------------------------------
Garrett Gruener

/s/ Daniel J. Nova                             Director                                             March 30, 2000
------------------------------
Daniel J. Nova

/s/ Benjamin M. Rosen                          Director                                             March 30, 2000
------------------------------
Benjamin M. Rosen

/s/ Geoffrey Y. Yang                           Director                                             March 30, 2000
------------------------------
Geoffrey Y. Yang

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                DESCRIPTION
4.1*                  Certificate of Incorporation of the Registrant.

4.2*                  Bylaws of the Registrant.

5.1                   Opinion of Cooley Godward LLP.

23.1                  Consent of Ernst & Young LLP, Independent Auditors.

23.2                  Consent of PricewaterhouseCoopers LLP.

23.3 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1                  Power of Attorney is contained on the signature page II-1.

99.1                  1996 Equity Incentive Plan.

99.2                  Form of Option Agreement for the 1996 Equity Incentive
                      Plan.

99.3                  1998-A Direct Hit Stock Plan.

99.4                  Form of Option Agreement for the 1998-A Direct Hit Stock
                      Plan.

99.5                  1999 Non-Officer Equity Incentive Plan.

99.6                  Form of Option Agreement for the 1999 Non-Officer Equity
                      Incentive Plan.

-------------------------------
  * Previously filed with Registrant's S-1 Registration Statement
    No. 333-77539.

 ** Previously filed with Registrant's S-1 Registration Statement
    No. 333-95691.

*** Previously filed with Registrant's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on February 14, 1999.